Exhibit 99.3

INSTRUCTIONS

(Please read carefully all of the instructions below)

1.         Delivery; Election Deadline: For any election contained herein to be considered, the Election Form and Letter of Transmittal, properly completed in accordance with these instructions and signed, and any other documentation reasonably required by Farmers National Banc Corp.’s exchange agent, Computershare Trust Company, N.A (the “Exchange Agent”), must be sent to the Exchange Agent at one of the following addresses so that it is actually received by the Exchange Agent at or prior to the deadline for submitting election forms (the “Election Deadline”). Please also include your common share certificate(s) with your Election Form and Letter of Transmittal.

If delivering by mail:	If delivering by courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	150 Royall Street
Canton, MA 02021

Do not send such materials directly to Emclaire Financial Corp. (“Emclaire”) or Farmers National Banc Corp. (“Farmers”) because the materials will not be forwarded to the Exchange Agent and your election will be invalid. The method of delivery is at the option and risk of the surrendering common shareholder. Registered mail, appropriately insured, with return receipt requested, is recommended. A return envelope is enclosed for your convenience.

The Election Deadline is 5:00 p.m., Eastern Time, July 19, 2022. If the Election Deadline is extended for any reason, both Farmers and Emclaire will announce the new Election Deadline at least five business days prior to the Election Deadline in a press release, on their websites and in filings with the SEC. You may also obtain up-to-date information regarding the Election Deadline by calling Georgeson, the Information Agent at 866-295-8105. You bear the risk of ensuring proper and timely delivery. Therefore, we encourage you to submit your election materials promptly. If you do not make a valid and timely election, you will be deemed to have made No Election with respect to your Emclaire common shares.

The Exchange Agent will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

2.         Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the Emclaire common shareholder submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent prior to the Election Deadline. Revocations must specify the name in which your common shares are registered on the share transfer books of Emclaire. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. No election may be revoked or changed after the Election Deadline unless and until the Agreement and Plan of Merger, dated as of March 23, 2022 (as it may be amended from time to time, the “Merger Agreement”), entered into by and among Emclaire, FMNB Merger Subsidiary V, LLC and Farmers, is terminated. See Instruction 4.

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3.        Surrender of Original Certificate(s); Lost, Stolen or Destroyed Certificate(s): This Election Form and Letter of Transmittal should be accompanied by the original share certificate(s) or evidence of book-entry shares evidencing your Emclaire common shares and any required, accompanying evidences of authority. If your share certificate(s) has been lost, stolen or destroyed, contact Emclaire’s transfer agent American Stock Transfer & Trust Company, LLC, at 800-937-5449 prior to submitting the Election Form and Letter of Transmittal regarding any additional requirements.

4.          Termination of Merger Agreement: Any Emclaire share certificate(s) surrendered will be held in trust by the Exchange Agent until completion of the Merger or the return of the certificates upon termination of the Merger Agreement. In the event of termination of the Merger Agreement, the Exchange Agent will promptly return share certificate(s) representing Emclaire common shares via registered mail or through a book-entry transfer for common shares held in street name. The Exchange Agent and Emclaire will use their commercially reasonable efforts to facilitate return of such share certificate(s) in the event of termination of the Merger Agreement, but return of share certificate(s) other than by registered mail will only be made at the expense, written direction and risk of the requesting Emclaire common shareholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

5.          Signatures: If the Election Form and Letter of Transmittal is signed by the registered holder(s) of the common shares surrendered, the signature(s) must correspond exactly with the name(s) as written on the face of any certificate(s) surrendered or on the assignment authorizing transfer, without alteration, enlargement or any change whatsoever. Do not sign the share certificate(s) because signatures are not required if submitted by the registered owner of such common shares who has not completed the section entitled “Special Payment and Issuance Instructions” or are for the account of an Eligible Institution (as defined below). If any of the common shares are owned by two or more joint owners, all such owners must sign the Election Form and Letter of Transmittal exactly as written on the assignment authorizing transfer or face of the certificate(s). If any common shares are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary capacity who are not identified as such to the registration must be accompanied by proper evidence of the signatory’s authority to act.

6.          Guarantee of Signatures: No signature guarantee is required on the Election Form and Letter of Transmittal if (a)(i) the Election Form and Letter of Transmittal is signed by the registered holder(s) (including any participant in the Book-Entry Transfer Facility’s systems whose name appears on a security position listing as the owner of such common shares) of common shares surrendered with the Election Form and Letter of Transmittal, and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions;” or (b) such common shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures on the Election Form and Letter of Transmittal must be guaranteed by an Eligible Institution.

7.        Special Payment and Issuance Instructions: If the Merger consideration is to be made payable to or registered in a name other than the name(s) of the currently registered record owner(s) of shares, indicate the name(s) and address in the box captioned “Special Payment and Issuance Instructions.” The common shareholder(s) named in the box captioned “Special Payment and Issuance Instructions” will be considered the record owner(s) and should complete the section entitled “Signatures

Required” and the enclosed Internal Revenue Service (“IRS”) Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. person, a copy of which can be obtained at www.irs.gov). If the section entitled “Special Payment and Issuance Instructions” is completed, then signatures on the Election Form and Letter of Transmittal must be guaranteed by a firm that is an Eligible Institution. If the surrendered share(s) are registered in the name of a person other than the signer of the Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of the Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the Election Form and Letter of Transmittal must be accompanied by duly executed stock powers, in each case signed exactly as the name(s) of the registered owner(s) appear, with the signatures on the stock power(s) guaranteed by an Eligible Institution as provided herein.

8.          Special Delivery Instructions: If the Merger consideration is to be delivered to an address other than that set forth next to the signature of the registered holder, indicate the address in the box captioned “Special Delivery Instructions.” If the section entitled “Special Delivery Instructions” is completed, then signatures on the Election Form and Letter of Transmittal must be guaranteed by a firm that is an Eligible Institution.

9.        IRS Form W-9: A common shareholder that is a U.S. person (including a resident alien) should complete the enclosed IRS Form W-9 and provide such common shareholder’s correct Taxpayer Identification Number (“TIN”). Failure to provide the information on the form may subject the surrendering common shareholder to U.S. backup withholding (currently at a rate of 28%) on any reportable payment made pursuant to the merger. A common shareholder that is a non-U.S. person should use the appropriate IRS Form W-8, a copy of which can be obtained at www.irs.gov. Please review the instructions included on the enclosed IRS Form W-9 for additional information.

10.     Shares held through an IRA, broker, investment dealer, bank, trust company, or other intermediary. If you hold any stock through an IRA or through a broker, investment dealer, bank, trust company, or other intermediary, you should promptly contact the custodian of your IRA and follow their instructions as to the procedures for exchanging your shares of Emclaire common stock. If your shares of Emclaire common stock are held through a broker, investment dealer, bank, trust company, or other intermediary, you should contact that intermediary as soon as possible for instructions and assistance in delivering your shares of Emclaire common stock.

11.        Shares held in “street name” by a bank, broker or other nominee. If you hold your Emclaire common stock in “street name” through a bank, broker or other nominee (a “nominee”) you should instruct such nominee what election to make on your behalf by carefully following the instructions that you will receive from your nominee. An election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for making your election. Please contact your nominee with any questions.

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